                                         CAPITAL ONE MASTER TRUST

                               TRUST EXCESS SPREAD ANALYSIS -     JULY-99

Card Trust                        COMT 94-3    COMT 95-1       COMT 95-3         COMT 96-1*     COMT 96-2   COMT 96-3    OMT 97-1*
Deal Size                          $453MM        $900MM         $1050MM            $845MM        $750MM       $500MM     $608MM
Expected Maturity(Class A):        6/15/99      6/15/00         8/15/00           8/15/01       12/15/01     1/15/04     6/15/02
                               (94-3 paid out)                                    (NON-US                                (NON-US
                                                                                TRANSACTION)                           TRANSACTION)
-----------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield              22.10%        22.10%          22.10%            22.10%        22.10%       22.10%       22.10%
       LESS:   (Wt Avg) Coupon      6.19%         5.28%           5.25%             5.08%         5.22%        5.25%        5.08%
               SVC Fees             2.00%         2.00%           2.00%             1.50%         1.50%        1.50%        1.50%
               Charge-Offs          3.58%         3.58%           3.58%             3.58%         3.58%        3.58%        3.58%

Excess Spread:     Jul-99          10.33%        11.24%          11.27%            11.94%        11.80%       11.77%       11.94%
                   Jun-99          15.13%        11.25%          11.29%            11.80%        11.82%       11.79%       11.80%
                   May-99          10.84%        11.10%          11.14%            11.58%        11.67%       11.63%       11.52%
3-Mo Avg Excess Spread             12.10%        11.20%          11.23%            11.77%        11.76%       11.73%       11.75%
-----------------------------------------------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days        1.59%        1.59%           1.59%             1.59%          1.59%       1.59%         1.59%
               60 to 89 days        1.02%        1.02%           1.02%             1.02%          1.02%       1.02%         1.02%
               90+ days             1.97%        1.97%           1.97%             1.97%          1.97%       1.97%         1.97%

Monthly Payment Rate               14.03%        14.03%          14.03%            14.03%        14.03%       14.03%       14.03%
                                                            (98-2 paid out)

Card Trust                       COMT 97-2*    COMT 98-1       COMT 98-2*        COMT 98-3*     COMT 98-4   COMT 99-1     COMT 99-2
Deal Size                          $502MM        $591MM          $502MM            $464MM        $750MM       $625MM       $625MM
Expected Maturity(Class A):        8/15/02      4/15/08         8/10/99           8/16/01       11/15/03     5/15/04       5/15/02
                                   (NON-US                      (NON-US           (NON-US
                                TRANSACTION)                  TRANSACTION)      TRANSACTION)

-----------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield              22.10%        22.10%          22.10%            22.10%        22.10%       22.10%       22.10%
       LESS:   (Wt Avg) Coupon      5.03%         6.33%           5.68%             6.20%         5.60%        5.30%        5.25%
               SVC Fees             1.50%         1.50%           1.50%             1.50%         1.50%        1.50%        1.50%
               Charge-Offs          3.58%         3.58%           3.58%             3.58%         3.58%        3.58%        3.58%

Excess Spread:     Jul-99          11.99%        10.69%          11.34%            10.82%        11.42%       11.72%       11.77%
                   Jun-99          11.85%        10.68%          12.02%            11.19%        11.45%       11.18%       11.21%
                   May-99          11.63%        10.53%          11.87%            11.23%        11.34%       10.94%        0.00%
3-Mo Avg Excess Spread             11.82%        10.63%          11.74%            11.08%        11.40%       11.28%         NA
-----------------------------------------------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days        1.59%        1.59%           1.59%             1.59%          1.59%       1.59%         1.59%
               60 to 89 days        1.02%        1.02%           1.02%             1.02%          1.02%       1.02%         1.02%
               90+ days             1.97%        1.97%           1.97%             1.97%          1.97%       1.97%         1.97%

Monthly Payment Rate               14.03%        14.03%          14.03%            14.03%        14.03%       14.03%       14.03%

Card Trust                       COMT 99-3
Deal Size                          $500MM
Expected Maturity(Class A):        7/15/06



--------------------------------------------
Excess Spread:
      Portfolio Yield              22.10%
       LESS:   (Wt Avg) Coupon      6.60%
               SVC Fees             1.50%
               Charge-Offs          3.58%

Excess Spread:     Jul-99          10.42%
                   Jun-99           0.00%
                   May-99           0.00%
3-Mo Avg Excess Spread               NA
--------------------------------------------

Delinquents:   30 to 59 days        1.59%
               60 to 89 days        1.02%
               90+ days             1.97%

Monthly Payment Rate               14.03%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:
Series 1994-3 pays out August 16, 1999
Series 1998-2 Class A pays out August 10,1999
Series 1998-2 pays out on August 16, 1999
Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com



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